                                                                     Exhibit 11

Coventry Health Care, Inc.
Computation of Net Earnings Per Share

                                                                 Quarter Ended March 31, 2000
                                                         ---------------------------------------------
                                                            Earnings          Shares       Per Share
                                                           (Numerator)    (Denominator)     Amount
                                                         ---------------------------------------------
           Basic EPS                                           $11,742        58,850          $0.20

           Effect of dilutive securities:

              Options and warrants                                               255
              Redeemable convertible preferred stock                           4,709

                                                         ---------------------------------------------

           Diluted EPS                                         $11,742        63,814          $0.18
                                                         =============================================


                                                                  Quarter Ended March 31, 1999
                                                         ---------------------------------------------
                                                            Earnings          Shares       Per Share
                                                           (Numerator)    (Denominator)     Amount
                                                         ---------------------------------------------
           Basic EPS                                            $8,293        58,851          $0.14

           Effect of dilutive securities:

              Options and warrants                                               712
              Convertible notes                                                4,521
              Interest on convertible notes                        516
                                                         ---------------------------------------------

           Diluted EPS                                          $8,809        64,084          $0.14
                                                         =============================================